Pangaea Logistics Solutions Ltd. Reports Financial Results for the
Three Months and Year Ended December 31, 2019

NEWPORT, RI - March 23, 2020 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months and year ended December 31, 2019.
2019 Highlights

•	Net income attributable to Pangaea Logistics Solutions Ltd. of $11.7 million, as compared to $17.8 million for the year ended December 31, 2018,

◦	Non-GAAP adjusted Net Income attributable to Pangaea Logistics Solutions Ltd. of $18.2 million, as compared to $22.5 million for the year ended December 31, 2018

•	Earnings per share of $0.27 as compared to $0.42 for the year ended December 31, 2018.

◦	Adjusted earnings per share of $0.43 as compared to $0.53 for the year ended December 31, 2018

•	Cash flow from operations of $44.5 million, compared to $40.1 million for the prior year.

•	Pangaea's TCE rates increased 1% to $14,199 from $14,019 in 2018 while the market average for the year was approximately $10,093 per day, a premium over the market of approximately 41%.

•	Adjusted EBITDA of $51.1 million for the year ended December 31, 2019.

•	At December 31, 2019, Pangaea had $53.1 million in cash, restricted cash and cash equivalents.

4th Quarter 2019 Highlights

•	Net loss of $4.4 million, which includes total losses on impairment and sale of vessels of $9.3 million, as compared to a net loss of $0.6 million in the same period of 2018.

◦	Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd. of $4.4 million, as compared to $3.7 million for the same period of 2018.

◦	Adjusted Earnings per share of $0.10, as compared to $0.09 for the same period of 2018.

◦	.

•	Pangaea's TCE rates increased 6% to $15,172 per day for the three months ended December 31, 2019 a premium over the market average of approximately 40%.

•	Adjusted EBITDA of $13.5 million for the fourth quarter of 2019 versus $12.2 million for the same period in 2018.

•	Net transportation and service revenue was $18.7 million in the three months ended December 31, 2018 as compared to $16.4 million in the comparable period.

Ed Coll, Pangaea's Chief Executive Officer, commented;

"We were extremely active in 2019, a year that started and ended with a challenging dry bulk charter market. Despite this environment, we continued to operate profitably. Our $18.2 million of adjusted Net Income and $51.1 million of adjusted EBITDA, adjusted for book losses on sale and impairments, is another strong result for our Company. Our vessel activity increased substantially in the third and fourth quarters, which is traditionally our busiest time of the year. Our premiums were 41% above average market levels for 2019, continuing our industry leading performance. We also pushed forward core strategic initiatives such as our fleet renewal efforts and port logistics. We ordered four new ice class vessels in 2019 to complement our high ice class fleet of vessels that are capable of performing demanding Arctic service, and we built a temporary port and performed a test shipment of valuable ore from Greenland, less than 1,000 miles from the North Pole."

Mr. Coll added, "During the year we purchased some young secondhand vessels and, at the end of the year, we took further steps to renew our fleet by selling some older vessels, putting us in a position to renew when opportunities arise. Strong cash operating income allowed total cash to stay above $50 million at year end, despite aggressive debt amortization, the purchase of new vessels, substantial newbuilding deposits, and payment of dividends to our shareholders. Our plan to reach ashore for cargo-related contract work is moving forward, with the Brayton Point Terminal now in operation, and our stevedoring operations in the Mississippi River started on December 31, 2019.  Other logistics projects are in our pipeline as we demonstrate our expertise in handling difficult challenges related to cargo movements. Collectively these efforts solidify our position and we stand ready to expand when opportunities arise."

Results for the three months and year ended December 31, 2019
Total revenue was $130.5 million for the three months ended December 31, 2019, compared with $101.8 million for the three months ended December 31, 2018. The total number of shipping days performed increased by 22% to 5,240, compared to 4,287 days during the fourth quarter of 2018 predominantly due to the increase in voyage days.

The average TCE rate achieved was $15,172 per day for the three months ended December 31, 2019, compared to an average of $14,360 per day for the same period in 2018. The achieved premium over the average market increased to $4,353 per day or 40% for the three months ended December 31, 2019.

Total revenue was $412.2 million for the year ended December 31, 2019, compared with $373.0 million for the year ended December 31, 2018. The Company reported net income of $11.7 million or $0.27 per common share compared to net income of 17.8 million, or $0.42 per common share for the previous year. This decrease was largely driven by book loss on sale of vessels and impairments recognized in 2019. Adjusted net income was $18.2 million for 2019 compared to $22.5 million for 2018.

The average TCE rate achieved was $14,199 per day for the year ended December 31, 2019, compared to an average of $14,019 per day for the year ended December 31, 2018. The Baltic Dry Index (“BDI”), a measure of dry bulk market performance, averaged 1,329 for 2019, down from an average of 1,345 for 2018. The Company's average TCE rates increased 1% in 2019 over the average for 2018, and exceeded the published market rates by an average of 41% over the two year period.

Liquidity and Cash Flows
Cash, cash equivalents and restricted cash were $53.1 million as of December 31, 2019, compared to $56.1 million on December 31, 2018.
At December 31, 2019 and December 31, 2018, the Company had working capital of $36.1 million and $34.5 million, respectively. For the twelve months end December 31, 2019, the Company’s net cash provided by operating activities was $44.5 million, compared to $40.1 million for the twelve months ended December 31, 2018.
For the twelve months ended December 31, 2019 and 2018, net cash used in investing activities was $46.6 million and $17.5 million, respectively. For the twelve months ended December 31, 2019 and 2018, net cash used in financing activities was $0.9 million and was $5.0 million, respectively. These changes reflect the Company’s investment in newbuilding vessels, and the purchase of second hand vessels, including the m/v Bulk Spirit and m/v Bulk Friendship which were financed under the finance lease arrangements and the m/v Bulk Independence which was financed under a commercial loan facility. The financing activities also include a dividend paid to our joint venture partners of $4.7 million and dividends paid to the common stockholders of $8.1 million.
Subsequent Event

On March 20, 2020, due to the unprecedented and uncertain conditions caused by the coronavirus (COVID-19) global pandemic, and the potential impact responses might have on the Company's short term earnings and cash flow, the Board of Pangaea Logistics Solutions Ltd., as a precautionary measure, will not declare and pay a dividend for the first quarter of 2020. The Board will continue to consider a dividend on a quarterly basis as negative impacts of the global pandemic on the Company’s operations are more clearly assessed and risks are addressed or dissipate. Separately, the Board authorized a stock repurchase plan which allows for the purchase of up to $3.0 million of its common stock through December 31, 2020. The timing and number of shares repurchased under the program, if any, will be at the sole discretion of the Company subject to certain conditions approved by the board of directors.

Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results on March 24, 2020 at 8:00 a.m., Eastern Time (ET). To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID# 9578734.
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.

A recording of the call will also be available for two weeks and can be accessed by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) and referencing ID# 9578734.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Operation

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)
Revenues:
Voyage revenue	$118,627,059	$85,773,670	$365,714,864	$319,753,056
Charter revenue	11,850,564	16,055,369	46,482,955	53,217,317
Total revenue	130,477,623	101,829,039	412,197,819	372,970,373

Expenses:
Voyage expense	50,977,508	40,265,848	165,478,629	145,146,359
Charter hire expense	47,705,639	35,045,423	132,950,418	116,958,024
Vessel operating expenses	13,105,772	10,070,292	45,266,464	39,830,110
General and administrative	5,217,757	4,272,662	17,378,681	16,483,991
Depreciation and amortization	5,008,398	4,480,491	18,529,476	17,620,725
Loss on impairment of vessels	4,751,143	—	4,751,143	—
Loss on sale of vessels	4,584,796	—	4,584,796	—
Loss on sale and leaseback of vessels	—	—	—	860,426
Total expenses	131,351,013	94,134,716	388,939,607	336,899,635

(Loss)/income from operations	(873,390)	7,694,323	23,258,212	36,070,738

Other (expense) income:
Interest expense, net	(2,419,947)	(2,310,167)	(9,227,784)	(8,694,481)
Interest expense, related party	(1,303)	(41,414)	(50,241)	(202,748)
Unrealized gain/(loss) on derivative instruments	549,935	(4,346,456)	2,753,834	(3,868,948)
Other (expense)/income	(265,259)	180,272	314,847	677,085
Total other expense, net	(2,136,574)	(6,517,765)	(6,209,344)	(12,089,092)

Net (loss)/income	(3,009,964)	1,176,558	17,048,868	23,981,646
Income attributable to noncontrolling interests	(1,388,693)	(1,794,506)	(5,390,910)	(6,224,626)
Net (loss)/income attributable to Pangaea Logistics Solutions Ltd.	$(4,398,657)	$(617,948)	$11,657,958	$17,757,020

Earnings per common share:
Basic	$(0.10)	$(0.01)	$0.27	$0.42
Diluted	$—	$—	$0.27	$0.42

Weighted average shares used to compute earnings per common share
Basic	42,819,589	42,369,661	42,752,413	42,248,776
Diluted	42,819,589	42,369,661	43,267,178	42,783,586

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	December 31, 2019	December 31, 2018
Assets
Current Assets
Cash and cash equivalents	$50,555,091	$53,614,735
Accounts receivable (net of allowance of $1,908,841 and $2,357,130 at December 31, 2019 and 2018, respectively)	28,309,402	28,481,787
Bunker inventory	21,001,010	19,222,087
Advance hire, prepaid expenses and other current assets	18,770,825	12,187,551
Vessels held for sale, net	8,319,152	—
Total current assets	126,955,480	113,506,160

Restricted cash	2,500,000	2,500,000
Fixed assets, net	281,474,857	281,891,685
Investment in newbuildings in-process	15,357,189	—
Finance lease right of use assets, net	53,615,305	55,576,777
Total assets	$479,902,831	$453,474,622

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$39,973,635	$31,897,507
Related party notes payable	332,987	2,877,746
Deferred revenue	14,376,394	14,717,072
Current portion of long-term debt	22,990,674	20,127,742
Current portion of finance lease liabilities	12,549,208	5,364,963
Dividends payable	631,961	4,063,598
Total current liabilities	90,854,859	79,048,628

Secured long-term debt, net	83,649,717	95,374,270
Finance lease liabilities	57,498,217	45,684,727
Long-term liabilities - other	4,828,364	—

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no share issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized, 44,886,122 and 43,998,560 shares issued and outstanding at December 31, 2019 and 2018, respectively	4,489	4,400
Additional paid-in capital	157,504,895	155,946,452
Retained Earnings	12,736,580	5,737,199
Total Pangaea Logistics Solutions Ltd. equity	170,245,964	161,688,051
Non-controlling interests	72,825,710	71,678,946
Total stockholders' equity	243,071,674	233,366,997
Total liabilities and stockholders' equity	$479,902,831	$453,474,622

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows

	Years ended December 31,
	2019	2018
Operating activities
Net income	$17,048,868	$23,981,646
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	18,529,476	17,620,725
Amortization of deferred financing costs	727,020	693,788
Amortization of prepaid rent	118,597	121,937
Unrealized (gain)/loss on derivative instruments	(2,753,834)	3,868,948
Income from equity method investee	(156,137)	(224,001)
Earnings attributable to noncontrolling interest recorded as interest expense	44,950	—
Provision for doubtful accounts	898,357	268,990
Loss on impairment of vessels	4,751,143	—
Loss on sales of vessels	4,584,796	—
Loss on sales and leaseback of vessels	—	860,426
Drydocking costs	(1,633,771)	(2,135,670)
Recognized cost for restricted stock issued as compensation	1,737,315	1,200,214
Change in operating assets and liabilities:
Accounts receivable	(725,972)	(7,661,352)
Bunker inventory	(2,425,497)	(3,865,375)
Advance hire, prepaid expenses and other current assets	(6,247,268)	1,624,441
Accounts payable, accrued expenses and other current liabilities	10,301,367	(392,160)
Deferred revenue	(340,678)	4,172,392
Net cash provided by operating activities	44,458,732	40,134,949

Investing activities
Purchase of vessels and vessel improvements	(41,350,536)	(17,126,213)
Proceeds from sale of vessels	10,388,723	—
Deposits on newbuildings in-process	(15,357,189)	—
Purchase of building and equipment	(283,244)	(414,922)
Proceeds from sale of equipment	—	31,594
Net cash used in investing activities	(46,602,246)	(17,509,541)

Financing activities
Proceeds of related party debt	—	—
Payments on related party notes payable	(2,595,000)	(4,131,851)
Proceeds from long-term debt	14,000,000	—
Payments of financing and issuance costs	(2,960,899)	(728,041)
Payments of long-term debt	(20,627,742)	(21,058,742)
Proceeds from finance leases	25,600,000	27,750,000
Payments on finance lease obligation	(6,602,265)	(3,501,589)
Dividends paid to non-controlling interests	(4,666,665)	(904,803)
Common stock accrued dividends paid	(8,090,213)	(2,270,000)
Cash paid for incentive compensation shares relinquished	(179,279)	(146,647)
Contributions from noncontrolling interests recorded as long-term liability	4,783,414	—
Proceeds from private placement of common stock, net of issuance costs	—	(50,812)
Net cash used in financing activities	(916,130)	(5,042,485)

Net (decrease)/increase in cash, cash equivalents and restricted cash	(3,059,644)	17,582,923
Cash, cash equivalents and restricted cash at beginning of period	56,114,735	38,531,812
Cash, cash equivalents and restricted cash at end of period	$53,055,091	$56,114,735

Supplemental cash flow items:
Cash paid for interest	$9,250,743	$8,636,458

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures

	For the three months ended		For the twelve months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(unaudited)	(unaudited)
Net Transportation and Service Revenue (1)
Gross Profit	$13,712,008	$11,996,943	$50,107,841	$53,527,602
Add:
Vessel Depreciation and amortization	4,976,696	4,450,533	18,394,467	17,508,278
Net transportation and service revenue	$18,688,704	$16,447,476	$68,502,308	$71,035,880

Adjusted EBITDA (in millions)
(Loss)/income from operations	$(873,390)	$7,694,323	$23,258,212	$36,070,738
Depreciation and amortization	5,008,398	4,480,491	18,529,476	17,620,725
Loss on impairment of vessels	4,751,143	—	4,751,143	—
Loss on sale of vessels	4,584,796	—	4,584,796	—
Loss on sale and leaseback of vessel	—	—	—	860,426
Adjusted EBITDA	$13,470,947	$12,174,814	$51,123,627	$54,551,889

Earnings Per Common Share
Net (loss)/Income attributable to Pangaea Logistics Solutions Ltd.	$(4,398,657)	$(617,948)	$11,657,958	$17,757,020

Weighted average number of common shares - basic	42,819,589	42,369,661	42,752,413	42,248,776
Weighted average number of common shares - diluted	42,819,589	42,369,661	43,267,178	42,783,586

Earnings per common share - basic	$(0.10)	$(0.01)	$0.27	$0.42
Earnings per common share - diluted	$—	$—	$0.27	$0.42

Adjusted EPS
Net Income attributable to Pangaea Logistics Solutions Ltd.	$(4,398,657)	$(617,948)	$11,657,958	$17,757,020
Non-GAAP
Add:
Loss on impairment of vessels	4,751,143	—	4,751,143	—
Loss on sale of vessels	4,584,796	—	4,584,796	—
Loss on sale and leaseback of vessels	—	—	—	860,426
Unrealized gain/(loss) on derivative instruments	549,935	(4,346,456)	2,753,834	(3,868,948)
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$4,387,347	$3,728,508	$18,240,063	$22,486,394

Weighted average number of common shares - basic	42,819,589	42,369,661	42,752,413	42,248,776
Weighted average number of common shares - diluted	42,819,589	42,369,661	43,267,178	42,783,586

Adjusted EPS - basic	$0.10	$0.09	$0.43	$0.53
Adjusted EPS - diluted	$0.10	$0.09	$0.42	$0.53

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue, non-GAAP adjusted EBITDA and non-GAAP Adjusted EPS. These are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Net transportation and service revenue. Net transportation and service revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses. Net transportation and service revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net transportation and service revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net transportation and service revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents income or loss from operations before depreciation, amortization and, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessels and certain non-recurring charges. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale of vessel, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Sean Silva	Tiya Gulanikar
Prosek Partners	Prosek Partners
646-818-9122	646-818-9288
ssilva@prosek.com	tgulanikar@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.